                                                                     EXHIBIT 4.2

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (the "AGREEMENT"), dated as of December__, 1999, is entered into by and among IET-INTELLIGENT ELECTRONICS LTD. (the "COMPANY"), OAK INVESTMENT PARTNERS VI, L.P., OAK VI AFFILIATES FUND L.P., GENESIS PARTNERS I, L.P., THE GENESIS PARTNERS I (CAYMAN) L.P. WORLDVIEW TECHNOLOGY PARTNERS I, L.P., WORLDVIEW TECHNOLOGY INTERNATIONAL I, L.P., WORLDVIEW STRATEGIC PARTNERS I L.P. SEMEL INVESTMENTS LTD., ADSHA PROJECT INITIATION AND DEVELOPMENT LTD., NORMAN NIE, HAMBRECHT AND QUIST CALIFORNIA, CHRISTINA M. MORGAN, JAMES A. DAVIDSON, MARK J. ZANOLI, ZOHAR ZISAPEL, MERITECH CAPITAL PARTNERS L.P. and MERITECH CAPITAL AFFILIATES L.P. (collectively, the "SHAREHOLDERS") and PROF. MOSHE BEN BASSAT and IDIT BEN BASSAT (together the "FOUNDER").

                                 R E C I T A L S

The parties wish to set out their respective rights and obligations with respect to registration of the shares of the company for trading and to replace all previous agreements between the Company and any of them regarding such registration by the terms and provisions of this Agreement.


NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      "COMMISSION" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the equivalent authority of any other applicable jurisdiction.

      "DOLLAR OR $" shall mean United States dollar.

      "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "HOLDER" shall mean any holder, or an assignee under Section 11 hereof, of outstanding Registrable Securities.

      "INITIATING HOLDERS" shall mean any Holders who in the aggregate are Holders of twenty percent (20%) or more of the outstanding Registrable Securities.

      "ORDINARY SHARES" shall mean the voting ordinary shares of the Company.

      "PUBLIC OFFERING" shall mean the closing of the initial offering to the public of the Company's shares in any jurisdiction.

      The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act or prospectus in compliance with the Israel Securities Law, 1968 and the declaration or ordering of the effectiveness of such registration statement.

      "REGISTRABLE SECURITIES" shall mean Ordinary Shares (i) issued or issuable pursuant to the conversion of the Shares, (ii) issued in respect of securities issued pursuant to the conversion of the Shares upon any stock split, stock dividend, recapitalization, substitution, or similar event,
      (iii) issued in respect of securities purchased pursuant to preemptive rights or rights of first refusal conferred upon the Holders of the Shares, and (iv) only with regard to Section 3, held by the Founder and Ordinary Shares issued, pursuant to the conversion of the Shares, but only to the extent provided by Section 3(c) hereof; provided, however, that Registrable Securities shall not include any (a) Ordinary Shares which have previously been registered, (b) Ordinary Shares which have previously been sold to the public, or (c) securities which would otherwise be Registrable Securities held by a Holder who is then permitted to sell all such securities within any three (3) month period following the Public Offering pursuant to Rule 144 under the Securities Act if such securities then held by such Holder constitute less than one percent of the Company's out standing equity securities.

      "REGISTRATION EXPENSES" shall mean all expenses (excluding Selling Expenses) incurred in connection with a registration or offering under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense (not to exceed $15,000) of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

      "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, and fees and expenses of special counsel for the selling shareholders.

      "SHARES" shall mean shares of the Company's Class A Convertible Preferred Shares, Class A-1 Convertible Preferred Shares, Class B Convertible Preferred Shares, Class B Convertible Ordinary Shares, Class C Convertible Preferred Shares and Class D Convertible Preferred Shares.

2.    Requested Registration.

      a. Shares held by Founder: For the purpose of this Section only and notwithstanding anything to the contrary contained herein, Registrable Securities shall not include Ordinary Shares held by the Founder, except for Ordinary Shares issued or issuable pursuant to conversion of Preferred Shares.

      b. Request for Registration. If after the earlier of March 29, 2001 or 12 months following the Public Offering, the Company shall receive from Initiating Holders a written request that the Company effect any registration in the jurisdiction in which the public offering is made, with respect to the lesser of at least twenty percent (20%) of the Registrable Securities or such lesser number of Registrable Securities which would result in an aggregate offering of at least $10,000,000, the Company will:

            (i) promptly give written notice of the proposed registration to all other Holders; and

            (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section after the Company has effected two (2) such registrations pursuant to this subsection (a) and such registrations have been declared or ordered effective and the sales of such Registrable Securities have closed (or such registration was not declared or ordered effective); provided further that no such demand shall be made within 180 days of the effective date of a prior registration statement.

            The Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

            A registration requested pursuant to this Section shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective under the Securities Act or any equivalent law of any other applicable jurisdiction, provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal of the holders of Registrable Securities to proceed shall be deemed to have been effected by the Company pursuant to this Section unless such refusal to proceed is caused by a material adverse change in the business or operations of the Company after such request for registration or (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and such order, injunction or requirement is not promptly withdrawn or lifted.

      (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section, and the Company shall include such information in the written notice referred to in subsection
            (b)(i) above. The right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

            The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters (the "UNDERWRITER") selected for such underwriting by sixty percent (60%) of the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than fifty percent (50%) of the securities which Holders have requested be included therein. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated pro rata among such holders on the basis of all Registrable Securities then held by such holders. If any Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If the Underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the Underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

3.    Company Registration.

      (a) If the Company shall determine to register, or offer to the public in any jurisdiction, any of its securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration (or its equivalent in other jurisdictions) (i) relating solely to employee benefit plans or to a Commission Rule 145 transaction, or (ii) on any form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

            (i) promptly give to each Holder written notice thereof (which, to the extent then known, shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

            (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in subsection (b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

      (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection (b)(i) above. In such event the right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the Underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, and (a) if such registration is the first offering of the Company's securities to the public, the Underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto (but no Registrable Securities may be excluded until all other securities held by Company's shareholders have been excluded), and (b) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the secondary portion of the registration and underwriting to not less than twenty five percent (25%) of the total number of securities to be offered to the public. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting by persons other than the Company shall be allocated in the following priority: first, to Holders of Registrable Securities and to the Founder only with respect to Ordinary Shares issued pursuant to conversion of Shares of the Founder, to the extent of seventy five percent (75%) of the Registrable Securities to be included in the registration and underwriting (and pro rata among such holders on the basis of all the aforesaid shares); and then, to Founder, to the extent of twenty-five percent (25%) of the Registrable Securities to be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      (c) Piggyback Registration Rights. The Founder shall be entitled to include (subject to any underwriter cutbacks as provided in this Agreement) Ordinary Shares in any registration by the Company under subsection (a) above.

4. Registration on Form S-3. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement, including Form F-3 (for purposes of this Agreement, "Form S-3"), and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

      (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

      (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, subject only to the following limitations:

      (a) The Company shall not be obligated to cause a registration pursuant on Form S-3 to become effective prior to sixty (60) days following the effective date of the Company's most recent registration, provided that the Company shall use its best efforts to achieve such effectiveness promptly following such sixty (60) days period, and that notice of Company-initiated registration is given to Holders before the receipt of a request from a holder of Registrable Securities for registration on Form S-3, provided, however, that if the Company shall furnish to such Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders.

      (b) The Company shall not be required to effect a registration pursuant to this Section unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000; and

      (iii) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding ninety
            (90) days from the effective date thereof. The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section and shall provide a reasonable opportunity for all such other holders to participate in the registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event the Underwriter determines that market factors require a limitation on the number of shares to be underwritten, then shares shall be excluded from such registration and underwriting pursuant to the method described in Section 3(b).

      (iv) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 4 shall not be counted as requested registrations or registrations effected pursuant to Sections 2 or 3, respectively.

5. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, unless such withdrawal is caused by a material adverse change in the business or operations of the Company after such request for registration, or unless the Initiating Holders agree to have such registration considered effected and the sales of which have closed. If the Company is not required to pay any Registration Expenses, then the Holders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and such registration shall not be considered a registration for purposes computing the number of effected requested registrations of which the sales have closed.

6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will:

      (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

      (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

      (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

      (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

      (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      (f) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

       (g) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Ordinary Shares, provided such underwriting agreement contains customary underwriting provisions, and provided further that if the underwriter so requests the underwriting agreement will contain customary indemnification and contribution provisions, and provided further that the Underwriter is reasonably acceptable to the Company.

7.    Indemnification.

      (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, if Registrable Securities held by such Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act including any rule or regulation thereunder applicable to the Company relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission

            (or alleged omission) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

      (b) Each Holder will, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and agents and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company and such Holders, directors, officers, agents, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating of defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of securities sold as contemplated herein.

      (c) Each party entitled to indemnification under this Section (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

8. Information by Holder. Each Holder holding securities included in any registration shall furnish to the Company such information regarding such Holder as the

      Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

 9. Limitations on Registration. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder rights that, in the good faith judgment of the Company's Board of Directors, are superior to the rights herein, unless such superior rights are granted to each Shareholder.

10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of securities to the public without registration, the Company agrees to:

      (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

      (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

      (c) Furnish to each Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

11. Transfer of Rights. The rights to cause the Company to register the Shareholder's securities granted by the Company hereof may be transferred or assigned, provided that (i) the Company is given written notice by a Shareholder at the time of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) the transfer is in connection with a transfer of all securities of the Company held by the transferor and involves at least 100,000 shares, or is to constituent partners or shareholders who agree to act through a single representative; and (iii) the transferee or assignee assumes the obligations of a Shareholder under this Agreement.

12. "Market Stand-off" Agreement. Each Shareholder and the Founder agrees, if requested by the Company and an underwriter of Ordinary Shares (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Ordinary Shares (or other securities) of the Company held by Shareholder or Founder during a period of time determined by the Company and its Underwriters (not to exceed 180 days) following the effective date of a registration statement of the

      Company filed under the Securities Act, provided that all officers and directors of the Company who then hold Ordinary Shares (or other securities) of the Company and holders of more than 1% of the Company's voting securities enter into similar agreements.

      Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restriction until the end of said period.

13. Transfers to Permitted Transferees. In the event of a transfer to a Permitted Transferee (as defined in the Articles of Association of the Company in force at the date of this Agreement), such Permitted Transferee shall be entitled to all the rights and shall assume in writing all the obligations of the transferor with respect to the transferred shares.

14. Public Offering Outside of the U.S. As to each Public Offering in a jurisdiction outside the United States, the rights contained in this Agreement shall be read as replaced (for such offering) by the most comparable provisions of such jurisdiction's securities laws. The Company and each of the Shareholders and the Founder shall take all necessary and advisable action in order so that all the Company's Class B Ordinary Shares and Class C Ordinary Shares will entitle their holders to the same rights and privileges according to this Agreement as if they were holding Ordinary Shares.

15.   [Reserved]

16. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Israel, while giving effect to the applicable securities and other laws of the United States.

17. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration and all previous agreements regarding registration rights are superseded by this Agreement and are of no further force and effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

18. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be in English and be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed at such address as such holder shall have furnished the other parties in writing.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

20. Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of the Company, the Founder and the Shareholders (or their assignees to whom Shareholders have expressly assigned their rights in compliance with Section 11 hereof) who then hold at least seventy-five percent (75%) of the Registrable Securities then held by persons entitled to registration rights hereunder (excluding the Founder).

                         [remainder of page left blank]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first above written.


                                    IET - INTELLIGENT ELECTRONICS LTD.


                                    By:
                                       ---------------------------------


                    ------------------------            -----------------------
                        MOSHE BEN BASSAT                    IDIT BEN BASSAT



                                    OAK INVESTMENT PARTNERS VI, L.P.

                                    By:
                                       ---------------------------------



                                    OAK VI AFFILIATES FUND L.P.

                                    By:
                                       ---------------------------------



                                    GENESIS PARTNERS I L.P

                                    By:
                                       ---------------------------------



                                    GENESIS PARTNERS (CAYMAN) I L.P.

                                    By:
                                       ---------------------------------



                                    WORLDVIEW TECHNOLOGY PARTNERS I, L.P.,

                                    By:
                                       ---------------------------------

                                    WORLDVIEW TECHNOLOGY INTERNATIONAL I,
                                    L.P.,

                                    By:
                                       -----------------------------------


                                    WORLDVIEW STRATEGIC PARTNERS I, L.P.,

                                    By:
                                       -----------------------------------


                                    SEMEL INVESTMENTS LTD.

                                    By:
                                       -----------------------------------


                                    ADSHA PROJECT INITIATION DEVELOPMENT
                                    (TA) LTD.

                                    By:
                                       -----------------------------------


                                    ------------------------------------------
                                    ZOHAR ZISAPEL



                                    HAMBRECHT AND QUIST CALIFORNIA

                                    By:
                                       -----------------------------------------


                                    --------------------------------------------
                                    NORMAN NIE


                                    --------------------------------------------
                                    CHRISTINA M. MORGAN


                                    --------------------------------------------
                                    JAMES A. DAVIDSON


                                    --------------------------------------------
                                    MARK J. ZANOLI


                                    --------------------------------------------
                                    MERITECH CAPITAL PARTNERS L.P.

                                    By:
                                       -----------------------------------

                                    ------------------------------------------
                                    MERITECH CAPITAL AFFILIATES L.P.

                                    By:
                                       -----------------------------------